Exhibit 99.1

Press Release

January 28, 2021

FOR IMMEDIATE RELEASE
For more information contact:
Doug Gulling, Executive Vice President, Treasurer and Chief Financial Officer (515) 222-2309

WEST BANCORPORATION, INC. ANNOUNCES RECORD NET INCOME, DECLARES INCREASED QUARTERLY DIVIDEND

West Des Moines, IA - West Bancorporation, Inc. (Nasdaq: WTBA; the “Company”), parent company of West Bank, today reported 2020 net income of $32.7 million, or $1.98 per diluted common share, compared to 2019 net income of $28.7 million, or $1.74 per diluted common share. Net income for the fourth quarter of 2020 was $8.6 million, or $0.52 per diluted common share, compared to fourth quarter 2019 net income of $7.6 million, or $0.46 per diluted common share. On January 27, 2021, the Company’s Board of Directors declared a regular quarterly dividend of $0.22 per common share, an increase of $0.01 from the prior quarter and representing a record high quarterly dividend for the Company. The dividend is payable on February 24, 2021, to stockholders of record on February 10, 2021.

Net interest income increased 24.7 percent in 2020, compared to 2019, primarily due to the decline in deposit interest expense as a result of the sharp decrease in market interest rates at the onset of the COVID-19 pandemic. Partially offsetting the increase in net interest income was a $12.0 million provision for loan losses in 2020, which compares to $600,000 in 2019. While we believe credit quality is relatively stable, the COVID-19 pandemic has increased the risk for loan defaults, and credit quality continues to be evaluated with uncertainty surrounding the duration of the pandemic and impact of federal and state government actions.

Total deposits were $2.7 billion at December 31, 2020, compared to $2.0 billion at December 31, 2019, a 34.1 percent increase. The growth in deposit balances was primarily due to changes in customer behavior as a result of the COVID-19 pandemic and their desire to retain liquidity, as well as a result of additional funds provided to individuals and businesses by government relief programs. The increase in deposit balances had a direct impact on our asset balances and liquidity position at year end as funds were deployed in loan originations, investment security purchases and federal funds sold. Total assets were $3.2 billion at December 31, 2020, compared to $2.5 billion at December 31, 2019, a 28.8 percent increase. Total loans were $2.3 billion at December 31, 2020, compared to $1.9 billion at December 31, 2019, a 17.5 percent increase. As of December 31, 2020, 35 loans totaling $140 million, or 6.1 percent of total loans, had payment deferral modifications related to the COVID-19 pandemic which were primarily in the hospitality and entertainment industries.

Dave Nelson, President and Chief Executive Officer of the Company, commented, “Despite this being an incredibly unique and challenging year, I am proud of what our team has accomplished and happy to share some of the Company’s achievements. First, loan growth was over eight percent for the year, not including Paycheck Protection Program loans. Our employees engaged in extraordinary efforts to meet the ongoing business needs of our customers and communities in addition to delivering pandemic-related relief programs. In addition to our normal business development efforts, we originated over 900 Small Business Administration Paycheck Protection Program loans and provided nearly 300 loan payment deferral modifications. In continued support of our communities, we are currently participating in the newest round of lending under the Paycheck Protection Program. Second, net income for 2020 was $32.7 million, a 14 percent increase over last year. This represents an all-time record year for earnings even while the Bank recorded a provision for loan losses of $12.0 million related to the uncertain and unprecedented economic conditions created by the COVID-19 pandemic. Finally, because of the success of our 2019 expansion in Minnesota, we began construction of a permanent branch office in Sartell, Minnesota, a suburb of St. Cloud.”

Dave Nelson also commented, “We believe our history of strong capital, earnings and credit quality and the strength of our customer relationships allowed us to successfully navigate the challenges of 2020. We enter 2021 with great momentum and optimism.”

The Company will file its report on Form 10-K with the Securities and Exchange Commission on or before March 1, 2021. Please refer to that document for a more in-depth discussion of our financial results. The Form 10-K will be available on the Investor Relations section of West Bank’s website at www.westbankstrong.com.

The Company will discuss its financial results on a conference call scheduled for 10:00 a.m. Central Time tomorrow, Friday, January 29, 2021. The telephone number for the conference call is 888-339-0814. A recording of the call will be available until February 12, 2021, by dialing 877-344-7529. The replay passcode is 10150540.

About West Bancorporation, Inc. (Nasdaq: WTBA)
West Bancorporation, Inc. is headquartered in West Des Moines, Iowa. Serving customers since 1893, West Bank, a wholly-owned subsidiary of West Bancorporation, Inc., is a community bank that focuses on lending, deposit services, and trust services for consumers and small- to medium-sized businesses. West Bank has eight offices in the Des Moines, Iowa metropolitan area, one office in Coralville, Iowa, and four offices in Minnesota in the cities of Rochester, Owatonna, Mankato and St. Cloud.

Certain statements in this report, other than purely historical information, including estimates, projections, statements relating to the Company’s business plans, objectives and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements” within the meanings of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may appear throughout this report. These forward-looking statements are generally identified by the words “believes,” “expects,” “intends,” “anticipates,” “projects,” “future,” “confident,” “may,” “should,” “will,” “strategy,” “plan,” “opportunity,” “will be,” “will likely result,” “will continue” or similar references, or references to estimates, predictions or future events. Such forward-looking statements are based upon certain underlying assumptions, risks and uncertainties. Because of the possibility that the underlying assumptions are incorrect or do not materialize as expected in the future, actual results could differ materially from these forward-looking statements.  Risks and uncertainties that may affect future results include: the effects of the Coronavirus Disease 2019 (COVID-19) pandemic, including its potential effects on the economic environment, our customers and our operations, as well as any changes to federal, state or local government laws, regulations or orders in connection with the pandemic; interest rate risk; competitive pressures; pricing pressures on loans and deposits; changes in credit and other risks posed by the Company’s loan and investment portfolios, including declines in commercial or residential real estate values or changes in the allowance for loan losses dictated by new market conditions, accounting standards (including as a result of the future implementation of the current expected credit loss (CECL) accounting standard) or regulatory requirements; actions of bank and nonbank competitors; changes in local, national and international economic conditions; changes in legal and regulatory requirements, limitations and costs; changes in customers’ acceptance of the Company’s products and services; cyber-attacks; unexpected outcomes of existing or new litigation involving the Company; the monetary, trade and other regulatory policies of the U.S. government; acts of war or terrorism, widespread disease or pandemics, such as the COVID-19 pandemic, or other adverse external events; developments and uncertainty related to the future use and availability of some reference rates, such as the London Interbank Offered Rate, as well as other alternative reference rates; and any other risks described in the “Risk Factors” sections of reports filed by the Company with the Securities and Exchange Commission. The Company undertakes no obligation to revise or update such forward-looking statements to reflect current or future events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

WEST BANCORPORATION, INC. AND SUBSIDIARY
Financial Information (unaudited)
(in thousands)

CONSOLIDATED BALANCE SHEETS	December 31, 2020	December 31, 2019
Assets
Cash and due from banks	$77,693	$37,808
Federal funds sold	318,742	15,482
Investment securities available for sale, at fair value	420,571	398,578
Federal Home Loan Bank stock, at cost	11,723	12,491
Loans	2,280,575	1,941,663
Allowance for loan losses	(29,436)	(17,235)
Loans, net	2,251,139	1,924,428
Premises and equipment, net	29,077	29,680
Bank-owned life insurance	42,686	34,893
Other assets	34,113	20,331
Total assets	$3,185,744	$2,473,691

Liabilities and Stockholders’ Equity
Deposits:
Noninterest-bearing demand	$696,731	$380,079
Interest-bearing:
Demand	553,881	346,307
Savings	1,274,254	996,836
Time of $250 or more	46,907	81,871
Other time	129,221	209,663
Total deposits	2,700,994	2,014,756
Federal funds purchased	5,375	2,660
Other borrowings	217,010	222,728
Other liabilities	38,670	21,727
Stockholders’ equity	223,695	211,820
Total liabilities and stockholders’ equity	$3,185,744	$2,473,691

WEST BANCORPORATION, INC. AND SUBSIDIARY
Financial Information (continued) (unaudited)
(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
CONSOLIDATED STATEMENTS OF INCOME	2020	2019	2020	2019
Interest income
Loans, including fees	$23,536	$21,813	$90,668	$85,512
Investment securities	2,162	2,973	9,261	12,053
Other	48	291	304	1,110
Total interest income	25,746	25,077	100,233	98,675
Interest expense
Deposits	1,913	5,809	11,256	25,214
Federal funds purchased	2	22	23	241
Other borrowings	1,341	1,859	6,121	6,790
Total interest expense	3,256	7,690	17,400	32,245
Net interest income	22,490	17,387	82,833	66,430
Provision for loan losses	4,000	300	12,000	600
Net interest income after provision for loan losses	18,490	17,087	70,833	65,830
Noninterest income
Service charges on deposit accounts	617	651	2,360	2,492
Debit card usage fees	427	409	1,632	1,644
Trust services	601	490	2,078	2,026
Increase in cash value of bank-owned life insurance	166	162	593	644
Loan swap fees	—	—	1,572	—
Realized investment securities gains (losses), net	(4)	(23)	77	(87)
Other income	297	353	1,290	1,599
Total noninterest income	2,104	2,042	9,602	8,318
Noninterest expense
Salaries and employee benefits	5,577	5,466	21,591	21,790
Occupancy	1,375	1,399	5,467	5,355
Data processing	626	644	2,508	2,735
FDIC insurance	330	—	1,210	404
Other expenses	2,007	2,067	8,278	8,122
Total noninterest expense	9,915	9,576	39,054	38,406
Income before income taxes	10,679	9,553	41,381	35,742
Income taxes	2,125	1,946	8,669	7,052
Net income	$8,554	$7,607	$32,712	$28,690

WEST BANCORPORATION, INC. AND SUBSIDIARY
Financial Information (continued) (unaudited)
(dollars in thousands, except per share data)

	PER COMMON SHARE			MARKET INFORMATION (1)
	Net Income
	Basic	Diluted	Dividends	High	Low
2020
4th Quarter	$0.52	$0.52	$0.21	$21.79	$15.53
3rd Quarter	0.49	0.49	0.21	17.99	15.50
2nd Quarter	0.48	0.48	0.21	20.67	14.50
1st Quarter	0.49	0.49	0.21	25.68	13.74

2019
4th Quarter	$0.46	$0.46	$0.21	$25.93	$21.01
3rd Quarter	0.46	0.46	0.21	22.47	19.63
2nd Quarter	0.41	0.41	0.21	22.32	20.14
1st Quarter	0.42	0.42	0.20	23.74	19.02
(1) The prices shown are the high and low sale prices for the Company’s common stock, which trades on the Nasdaq Global Select Market under the symbol WTBA. The market quotations, reported by Nasdaq, do not include retail markup, markdown or commissions.

	Three Months Ended December 31,		Year Ended December 31,
SELECTED FINANCIAL MEASURES	2020	2019	2020	2019
Return on average assets	1.15%	1.22%	1.19%	1.20%
Return on average equity	15.54%	14.61%	15.49%	14.34%
Net interest margin (2)	3.20%	2.95%	3.20%	2.95%
Efficiency ratio (1)(2)	39.99%	48.76%	41.96%	50.96%

			As of December 31,
			2020	2019
Texas ratio(1)			6.40%	0.23%
Allowance for loan losses ratio			1.29%	0.89%
Allowance for loan losses ratio, excluding PPP loans (2)(3)			1.40%	0.89%
Tangible common equity ratio			7.02%	8.56%
(1) A lower ratio is more desirable
(2) Non-GAAP financial measures - see reconciliation below
(3) Paycheck Protection Program (PPP)

Definitions of ratios:
•Return on average assets - annualized net income divided by average assets.
•Return on average equity - annualized net income divided by average stockholders’ equity.
•Net interest margin - annualized tax-equivalent net interest income divided by average interest-earning assets.
•Efficiency ratio - noninterest expense (excluding other real estate owned expense) divided by noninterest income (excluding net securities gains/losses and gains/losses on disposition of premises and equipment) plus tax-equivalent net interest income.
•Texas ratio - total nonperforming assets divided by tangible common equity plus the allowance for loan losses.
•Allowance for loan losses ratio - allowance for loan losses divided by total loans.
•Allowance for loan losses ratio, excluding PPP loans - allowance for loan losses divided by total loans minus $180,757 of PPP loans.
•Tangible common equity ratio - common equity less intangible assets (none held) divided by tangible assets.

WEST BANCORPORATION, INC. AND SUBSIDIARY
Financial Information (continued) (unaudited)
(dollars in thousands)

NON-GAAP FINANCIAL MEASURES

This report contains references to financial measures that are not defined in generally accepted accounting principles (GAAP). The following table reconciles the non-GAAP financial measures of net interest income and net interest margin on a fully taxable equivalent (FTE) basis, efficiency ratio on an adjusted and FTE basis, loans, net of PPP loans and allowance for loan losses ratio, excluding PPP loans, to their most directly comparable measures under GAAP.

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Reconciliation of net interest income and net interest margin on an FTE basis to GAAP:
Net interest income (GAAP)	$22,490	$17,387	$82,833	$66,430
Tax-equivalent adjustment (1)	191	184	707	834
Net interest income on an FTE basis (non-GAAP)	22,681	17,571	83,540	67,264
Average interest-earning assets	2,822,563	2,360,375	2,614,342	2,277,461
Net interest margin on an FTE basis (non-GAAP)	3.20%	2.95%	3.20%	2.95%

Reconciliation of efficiency ratio on an FTE basis to GAAP:
Net interest income on an FTE basis (non-GAAP)	$22,681	$17,571	$83,540	$67,264
Noninterest income	2,104	2,042	9,602	8,318
Adjustment for realized investment securities (gains) losses, net	4	23	(77)	87
Adjustment for (gain) loss on sale of fixed assets	6	—	9	(307)
Adjusted income	24,795	19,636	93,074	75,362
Noninterest expense	9,915	9,576	39,054	38,406
Efficiency ratio on an adjusted and FTE basis (non-GAAP) (2)	39.99%	48.76%	41.96%	50.96%

			As of December 31,
			2020	2019
Reconciliation of allowance for loan losses ratio, excluding PPP loans:
Loans outstanding (GAAP)			$2,280,575	$1,941,663
Less: PPP loans			(180,757)	—
Loans, net of PPP loans (non-GAAP)			2,099,818	1,941,663
Allowance for loan losses			29,436	17,235
Allowance for loan losses ratio, excluding PPP loans (non-GAAP)			1.40%	0.89%

(1) Computed on a tax-equivalent basis using a federal income tax rate of 21 percent, adjusted to reflect the effect of the nondeductible interest expense associated with owning tax-exempt securities and loans. Management believes the presentation of this non-GAAP measure provides supplemental useful information for proper understanding of the financial results, as it enhances the comparability of income arising from taxable and nontaxable sources.
(2) The efficiency ratio expresses noninterest expense as a percent of fully taxable equivalent net interest income and noninterest income, excluding specific noninterest income and expenses. Management believes the presentation of this non-GAAP measure provides supplemental useful information for proper understanding of the Company’s financial performance. It is a standard measure of comparison within the banking industry.